EXHIBIT 4.35

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

38 Sidney St., Cambridge, MA 02139	Phone: (617) 494-1339	Fax: (617) 494-1741

PURCHASE ORDER 28890 Mod 0001

Requested by:	Authorization:
[****]	1. [****]	2.

Vendor Name (Address & Phone if new vendor)	Special Instructions: Payment Terms:

Chesapeake Biological Laboratories, Inc. 1111 S. Paca Street Baltimore MD 21230-2591	(1) ACAM 2000 US Govt Program (2) Same terms and conditions apply as PO 28890 and Subcontract 200-2002-00012(CBL) except as modified below.

Customer Order No.:	Date Needed:	Date Requested:

Line #	Quantity	Unit	Description	Unit Price	Estimated Price

1	1 Exp	Lot Project	Fill and finish 1 lot of media/placebo in accordance with Attch A, Statement of Work, to Subcontract 200-2002-00012(CBL)	[****] / vial	[****]**

2	2 Exp	Studies Project	Perform thawing studies per attached e-mail and in accordance with CBL’s standard operating procedures	[****] / study	[****]

Estimated Total Price Mod 0001	[****]

(A)	This Mod 0001 increases the estimated total price of PO 28890 from: [****] by [****] to [****]

(B)	By signing this purchase order below, CBL acknowledges and agrees that CBL is not entitled to a “missed fill” payment otherwise due under Subcontract 200-2002-00012(CBL), Section H, Paragraph H.3(a)(i) for the 1 scheduled fill closest to the date CBL performs the Line #1 media/placebo fill and for the 1 scheduled fill closest to the date CBL performs the 2 Line #2 thawing studies.

**	This estimated price is based on an estimated quantity of [****] finished vials. Final billing shall be based on the number of completed vials actually filled and finished.

Authorized Signature [****] Date: 11 June 02

     *****This Purchase Order is invalid without an assigned PO#

Company Representative	Date 11 June 02	Confirmation No.